Exhibit B-8

Great Plains Energy Services Incorporated

Preliminary Functional Organization Chart

Corporate and Shared Services

Corporate Secretary
Corporate Ethics and
  Governance
Legal Liability
  Assessment and PUHCA
Executive Benefits
Internal Audits
Executive Services
Environmental Services
Corporate Security
  Services
Leadership Services
Diversity Services
Associate Services
Associate Benefits
Associate Relations
Associate Compensation
Associate Communication
Employment Involvement
Associate Training
Safety and Medical
Mail Services
Document Processing
Facilities Services
Legal Services
Security Services
Purchasing Services
Operational Audit Services
Telecommunication Services
Network Services
IT System Delivery Services
Infrastructure Services
Contract Management
Account Management

Finance and Treasury

Corporate Finance
External Reporting
Corporate Accounting Services
Tax Services
Corporate Budgeting
Insurance Services
Accounts Payable Services
Payroll Services
Customer Billing Services
Cashier Services
Cash Management Services
Invoicing/Charge-Back Services

Public Affairs Investor Relations Corporate Communications Governmental Affairs Services Community Relations	Strategic Planning Corporate Development and Strategic Planning